Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC

ACCOUNTANTS

The Board of Directors

Pacific Continental Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 24, 2003, relating to the consolidated financial statements of Pacific Continental Corporation and subsidiary.

/s/ ZIRKLE, LONG & TRIGUEIRO, L.L.C
Zirkle, Long & Trigueiro, L.L.C
Eugene, Oregon
October 1, 2003